Contact:	Janie Maddox
Post Properties, Inc.
(404) 846-5056

Post Properties, Inc. Announces Earnings Impact of Hurricane Damage; Update on Asset Held for Sale

ATLANTA, GEORGIA: October 4, 2004 – Post Properties, Inc. today announced that as a result of the cumulative damage caused at the company’s Tampa and Orlando, Florida properties by Hurricanes Charley, Frances and Jeanne, the company expects to record an additional expense accrual of approximately $0.02 per share in the third quarter of 2004 based on preliminary estimates of the casualty losses incurred. The company has four apartment communities in Tampa and one property in Orlando with a total of 2,468 units. The company announced that damages sustained related primarily to roofing, windows and landscaping.

The company also announced today the termination of a contract to sell one of its apartment communities located in Atlanta, Georgia that was previously expected to close in the third quarter of 2004. As announced in its prior quarter’s earnings guidance, the company had expected to recognize a net gain of $0.40 per share in the third quarter of 2004 in connection with the sale of this asset and the assumption of related indebtedness. Since the sale did not close, this net gain will not be recognized in the third quarter. The company currently intends to remarket this property for sale.

Post Properties, Inc. (NYSE: PPS), founded more than 30 years ago, is one of the largest developers and operators of upscale multi-family communities in the United States. Post Properties’ mission is delivering superior satisfaction and value to its residents, associates, and investors. Operating as a real estate investment trust (REIT), Post Properties focuses on developing and managing Post® branded resort-style garden apartments and high density urban apartments with a vision of being the first choice in quality multi-family living. Post Properties is headquartered in Atlanta, Georgia, and has operations in 10 markets across the country.

Nationwide, Post Properties owns approximately 24,700 apartment homes in 65 communities, including 666 apartment homes held in three unconsolidated joint ventures.

Forward-Looking Statements:

Certain statements made in this press release and other written or oral statements made by or on behalf of Post Apartment Homes, may constitute “forward- looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and Post Apartment Homes’ future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of such statements in this press release include statements regarding the charges expected in connection with hurricane damage to the company’s Florida properties and the timing and gains (losses) expected to be realized in connection with its asset sales program. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. Post Apartment Homes undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

The following are some of the factors that could cause Post Apartment Homes’ actual results to differ materially from the expected results described in Post Apartment Homes’ forward-looking statements: future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in Post Apartment Homes’ markets and the effect on occupancy and rental rates; the impact of competition on Post Apartment Homes’ business, including competition for tenants and development locations; Post Apartment Homes’ ability to obtain financing or self-fund the development or acquisition of additional apartment communities; the uncertainties associated with Post Apartment Homes’ current and planned future real estate development, including actual costs exceeding Post Apartment Homes’ budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects of changes in accounting policies and other regulatory matters detailed in Post Apartment Homes’ filings with the Securities and Exchange Commission and uncertainties of litigation; and Post Properties’ ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding Post Apartment Homes are included under the caption “Risk Factors” in Post Apartment Homes’ Annual Report on Form 10-K for the year ended December 31, 2003 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this press release.

#